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Separate Account W - Standardized 1 Year Return (example)

ONE YEAR RETURN PERIOD ENDING 6/30/01

                                                    Bond
Fund Value                                          $1,097.60
Surr Charge                                            $60.00
Final Value                                         $1,037.60
Annual Return (Adjusted for Admin)                       3.79%

Unit Values

Date              Bond
6/30/2000         4.181866
6/30/2001         4.590005

Separate Account W - Standardized 5 Year Return (example)

FIVE YEAR RETURN PERIOD ENDING 6/30/01

                                                    Bond
One Year                                              $979.21

Two Year                                            $1,083.46

Three Year                                          $1,115.06

Four Year                                           $1,186.36

Five Year                                           $1,302.15
Surr Charge                                             $0.00
Final Value                                         $1,302.15
Annual Return (Adjusted for Admin)                       5.45%

Unit Values
                  Bond
6/30/1996         3.524949
6/30/1997         3.451666
6/30/1998         3.819158
6/30/1999         3.930525
6/30/2000         4.181866
6/30/2001         4.590005

Separate Account W - Standardized 10 Year/Lifetime Return (example)

TEN YEAR/LIFETIME RETURN PERIOD ENDING 6/30/01

                                                    Bond
One Year                                            $1,099.07

Two Year                                            $1,152.51

Three Year                                          $1,251.98

Four Year                                           $1,420.15

Five Year                                           $1,591.95

Six Year                                            $1,558.86

Seven Year                                          $1,724.82

Eight Year                                          $1,775.12

Nine Year                                           $1,888.63

Ten Year                                            $2,072.96
Surr Charge                                              0.00
Final Value                                         $2,072.96
Annual Return (Adjusted for Admin)                       7.59%

Unit Values
                  Bond
6/30/1991         2.214231
6/30/1992         2.433591
6/30/1993         2.551916
6/30/1994         2.772179
6/30/1995         3.144542
6/30/1996         3.524949
6/30/1997         3.451666
6/30/1998         3.819158
6/30/1999         3.930525
6/30/2000         4.181866
6/30/2001         4.590005

Average Inforce Account Values in prior year       $217,000,000
Admin Fees (Per Contract) in prior year                 $60,760
Annual Admin Adjustment to Performance                   -0.03%

Separate Account W - Non-standardized Return

Accumulated Amounts

        Base Period
Years   Start Date        End Date                  Bond
1       6/30/2000         6/30/2001                 $1,097.60
2       6/30/1999         6/30/2000                 $1,167.78
3       6/30/1998         6/30/1999                 $1,201.84
4       6/30/1997         6/30/1998                 $1,329.79
5       6/30/1996         6/30/1997                 $1,302.15
Life                                                $4,590.01

Compound Growth Rate

        Base Period
Years   Start Date        End Date                  Bond
1       6/30/2000         6/30/2001                 9.76%
2       6/30/1999         6/30/2000                 8.06%
3       6/30/1998         6/30/1999                 6.32%
4       6/30/1997         6/30/1998                 7.39%
5       6/30/1996         6/30/1997                 5.42%
Life                                               15.48%

Unit Values       Bond
6/30/2001         4.590005
6/30/2000         4.181866
6/30/1999         3.930525
6/30/1998         3.819158
6/30/1997         3.451666
6/30/1996         3.524949


Life Return                     Bond

Inception Date/Start Date       12/1/1989
Unit Value                       1.000000
Period (Years)                  11.59